EXHIBIT A





                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                     SPECTRUM INFORMATION TECHNOLOGIES, INC.


     The  undersigned,  Lawrence  M.  Powers,  Chairman  of the  Board and Chief
Executive  Officer  of  Siti-Sites.com,   Inc.,  a  Delaware   corporation  (the
"Corporation"), hereby certifies that:

         1.    The name of the Corporation is Spectrum Information Technologies,
               Inc.

         2. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 1, 1987, under the name Spectrum Cellular Corporation.

         3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware (the "GCL") and, upon filing with the Secretary of State in accordance with Section 103 of the GCL, shall henceforth supersede the original Certificate of Incorporation and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

         4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                      Name

     The name of the corporation (hereinafter referred to as the "Corporation") is:

                              Siti-Sites.com, Inc.

                                   ARTICLE II

                                Registered Agent

     The name and address of the Corporation's registered agent in the State of Delaware is:

                            Corporation Trust Company
                               1209 Orange Street
                                 Wilmington, DE

                                   ARTICLE III

                                     Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                   ARTICLE IV

                                  Capital Stock

          A. Authorized Stock. The total number of shares of all classes of stock with the Corporation shall have authority to issue is 40,000,000 shares, of which 35,000,000 shares, par value $.001 per share, shall be of a class designed "Common Stock" and 5,000,000 shares, par value $.001 per share, shall be of a class designed "Preferred Stock."

          B. Preferred Stock. The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this
          Article IV, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock and, by filing a certificate pursuant to the GCL (the "Preferred Stock Designation"), to establish the number of shares to be included in each series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               (1) The designation of the series, which may be by distinguishing number, letter or title.

               (2) The number of shares of the series. Unless otherwise provided by the Preferred Stock Designation, the Board of Directors may thereafter increase or decrease the number of shares, but not below the number of shares then outstanding.

               (3) The voting rights, if any, of the holders of shares of the series.

               (4) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series and the preferences, if any, over any other series (or of any other series over said series) with respect to dividends.

               (5)  Dates at which the dividends, if any, shall be payable.



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

               (6) Whether dividends shall be payable in cash, securities of the Corporation or another entity, or other property.

               (7) The redemption rights and price or prices, if any, for shares of the series.

               (8) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation's affairs.

               (9) The terms and amount of any purchase, retirement or sinking fund provided for the purchase or redemption of the series.

               (10) Whether the shares of the  series shall  be convertible into or exchangeable for any shares of any other class or series, or any other security of the Corporation or any other entity and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

               (11) Whether the issuance of additional shares of Preferred Stock shall be subject to restrictions as to issuance, or as to the powers, preferences, or other rights of any other series.

               (12) The  right  of  the shares  of such series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional stock (including any additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, retention, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding stock of the Corporation.

               (13) Such  other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall, determine.

     The holders of Preferred Stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

     C. Common Stock. Common Stock shall be subject to the express terms of the Preferred Stock, and any series thereof. Each share of Common Stock shall have the right to cast one vote for the election of Directors and on all other matters upon which stockholders are entitled to vote. Cumulative voting shall not be permitted.

     D. Record Holders. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

     E. Quorum. The holders of a majority of all issued and outstanding shares entitled to vote generally in the election of directors, present in person or represented by proxy, will constitute a quorum for the transaction of any business at any duly called meeting of stockholders.

     F.   Conversion of Class A Stock.

     (i)       On  March 31, 1999,  each  outstanding share of the Corporation's
     Class A Stock, par value $.001 per share (the "Class A Stock"), automatically converted into one share of Common Stock. The Board of Directors shall have the authority to make any determination of beneficial ownership and changes thereof required to effectuate this Section F of
     Article IV.

     (ii) The Corporation shall not be obligated to issue to any holder of Class A Stock certificates evidencing shares of Common Stock issuable upon the conversion of Class A Stock into Common Stock until certificates evidencing the shares of Class A Stock are delivered to either the Corporation or any transfer agent of the Corporation. As promptly as practicable thereafter (and after surrender of the certificate or certificates representing shares of Class A Stock to the Corporation or any transfer agent of the Corporation), the Corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock effective on March 31, 1999.

     (iii) The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class A Stock; provided, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the registered holder of the Class A Stock in respect of which such shares are being issued.

          (iv) So long as there are any shares of Class A Stock outstanding, the Corporation shall reserve at all times, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the conversion of the shares of Class A Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Class A Stock.

          G.   Voting by Class Action Trustee.

          (i) Certain shares of Class A Stock, which were automatically converted to Common Stock on March 31, 1999(such stock being hereafter referred to as "Class Action Stock") were issued to the trustee (the "Class Action Trustee") for the class action plaintiffs (the "Class Action Plaintiffs") in securities class action litigation (the "Class Action Suits") against the Corporation and certain of its former officers and directors which pending before Judge Frederic Block in the Eastern District of New York under the consolidated caption In Re Spectrum Information Technologies Litigation, No. 93 Civ. 2295 (FB). The Class Action Trustee shall be entitled to vote Class Action Stock that has not yet been distributed to a Class Action Plaintiff pursuant to the settlement of the Class Action Suits and the Corporation's Plan of Reorganization, filed with the Bankruptcy Court on February 9, 1996, as amended, and is held by the Class Action Trustee; however, the Class Action Trustee shall be required to vote the Class Action Stock in the same proportions and the same manner as the holders of shares of Common Stock have voted.

                                    ARTICLE V

                                Rights Agreements

     The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other entity, recognizing that, under certain circumstances, the creation and issuance of such rights could have the effect of discouraging third parties from seeking, or impairing their ability to seek, to acquire a significant portion of the outstanding securities of the Corporation, to engage in any transaction which might result in a change of control of the Corporation or to enter into any agreement, arrangement or understanding with another party to accomplish the foregoing or for the purpose of acquiring, holding, voting or disposing of any securities of the Corporation. The times at which and the specific terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

     A. The initial purchase price per share or other unit of stock or other securities or property to be purchased upon the exercise of such rights.

     B. Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

     C. Provisions which set forth the type and amount of stock for which such rights are exercisable and provisions which adjust the number or exercise price of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any stock transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

     D. Provisions which deny the holder of a specified percentage of outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

     E. Provisions which permit the Corporation to redeem or exchange such rights, which redemption or exchange may be within the sole discretion of the Board of Directors, if the Board of Directors reserves such right to itself.

     F.  The appointment of a rights agent with respect to such rights.

                                   ARTICLE VI

                               Board of Directors

     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the Board of Directors shall consist of no more than 7 directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term, and Class III directors for a three-year term. At each succeeding annual meeting of the stockholders, successors to the class of directors whose terms expire at the annual meeting shall be elected for a three-year term.

     B. Subject to the rights of any series of Preferred Stock to elect additional directors under specific circumstances, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as

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

to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected, subject, however, to prior death, resignation, retirement or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor or, if such director has no predecessor, as that of the class of directors to which such director has been elected.

                                   ARTICLE VII

                        Transactions with Related Persons

     A. In addition to any affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section C of this Article VII, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of, any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of at least 66 2/3 percent of the votes entitled to be cast by the holders of all the then outstanding shares entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class, excluding Voting Stock Beneficially Owned (as hereinafter defined) by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

     B. The provisions of Section A of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if the Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority of the Board of Directors prior to the Acquisition Date (as hereinafter defined).



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

     C.   The following definitions shall apply  with respect  to  this  Article
VII:

          (i) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date this Certificate of Incorporation became effective under the GCL (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

          (ii) The term "Acquisition Date" shall mean the date on which any person becomes the Beneficial Owner of Voting Stock representing 10 percent or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock.

          (iii) A person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own", shares of Capital Stock (as hereinafter defined):


                    (a) which such person or any of such person's Affiliates or Associates, directly or indirectly, has the sole or shared right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act or pursuant to any successor provision), pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, that a person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", any security under this Subsection (a) as a result of an agreement, arrangement or understanding to vote such security that both (y) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the rules and regulations promulgated under the Exchange Act and (z) is not reportable by such person on Schedule 13D promulgated under the Exchange Act (or any comparable or successor report) without giving effect to any applicable waiting period; or

                    (b) which are Beneficially Owned, directly or indirectly, by any other person (or any Affiliate or Associate thereof) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to Subsection (a) above) or disposing of any Capital Stock;

provided, that (y) no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) shall, solely by reason of any or all of such officers acting in their capacities as such, be deemed the "Beneficial Owner" of or to "Beneficially Own" any shares of Capital Stock that are Beneficially Owned by any other such director or officer, and (z) no person shall be deemed the "Beneficial Owner" of or to "Beneficially Own" any shares of Voting Stock held in any voting trust, any employee stock ownership plan or any similar plan or trust if such person does not posses the right to vote, to direct the voting of or to be consulted with respect to the voting of such shares.

          (iv)      The term "Business Combination" shall mean:

                    (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (y) any Interested
          Stockholder or (z) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

                    (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving the Corporation or any Subsidiary and any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value (as defined below) and/or involves aggregate commitments of $5,000,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or 5 percent of the stockholders' equity (in the case of transactions in Capital Stock) of the entity in question (a "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

                    (c)  the   adoption   of   any  plan  or  proposal  for  the
          liquidation or dissolution of the Corporation; or

                    (d) any reclassification of securities of the Corporation (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any



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

          directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is Beneficially Owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                    (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses
          (a) to (d).

               (v) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article IV of this Certificate of Incorporation.

               (vi) The term "Fair Market Value" shall mean (y) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 60-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use in its stead, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in accordance with Subsection (i) of Section D of this Article VII, and (z) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in accordance with Subsection (i) of Section D of this Article VII.

               (vii) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity), who (a) is the Beneficial Owner of 10 percent or more of the then outstanding Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two- year period immediately prior to the date in question was the Beneficial Owner of 10 percent or more of the then outstanding Voting Stock.

               (viii)    The  term  "person"  shall  mean  any individual, firm,
          corporation, partnership or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.


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

               (ix) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, for the purpose of the definition of Interested Stockholder set forth in Subsection (vii) of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity securities is Beneficially Owned by the Corporation.

     D. (i) A majority of the Board of Directors shall have the power to determine for the purpose of this Article VII, all questions arising under this Article VII, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities Beneficially Owned by any person,
          (c) whether a person is an Affiliate or Associate of another, (d) whether a Business Combination is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $5,000,000 or more or constitutes more than 5 percent of the book value of the total assets or 5 percent of the stockholders' equity of the entity in question, (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part, (g) the date on which an Interested Stockholder became an Interested Stockholder, (h) the date on which an Acquisition Date occurred, (i) the Fair Market Value of stock or other property in accordance with Subsection (vi) of Section C of this Article VII, and
          (j) any other matter relating to the  applicability  or effect of this
          Article VII. Any such determination shall be binding and conclusive on all parties.

               (ii) The Board of Directors shall have the right to demand that any person who it believes is or may be an Interested Stockholder (or who holds of record shares of Capital Stock that are Beneficially Owned by any person that the Board of Directors believes is or may be an Interested Stockholder) supply the Corporation with complete information as to: (a) the record holders of all shares of Capital Stock that are Beneficially Owned by such person; (b) the number of shares of each class or series of Capital Stock that are Beneficially Owned by such person and held of record by each such record holder and the numbers of the stock certificates evidencing such shares; and (c) any other matter relating to the applicability or effect of this
          Article VII as the Board of Directors may reasonably request. Each such person shall furnish such information within 10 days after the receipt of such demand.

     E. Nothing contained in this Article VII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law or to be in derogation of any action, past or future, which has been or may be taken by the Board of Directors or the stockholders with respect to the subject matter contained herein.

     F. For the purposes of this Article VII, a Business Combination is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Business Combination, unless as to such Interested Stockholder, Affiliate, Associate or person a majority of the Board of Directors makes a determination that such Business Combination is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person.

                                  ARTICLE VIII

                         Personal Liability of Directors

      A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except that this Section A of Article VIII shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. If the GCL is amended after the date this Amended and Restated Certificate of Incorporation became effective under the GCL to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended from time to time.

     Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person, which may provide for indemnification greater or different than that provided in this
Article VIII.

     Any repeal or modification of this Section A of Article VIII shall not increase the personal liability of any director of this Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     The provisions of this Section A of Article VIII shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this Section A of Article VIII.

     B. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, a administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section B of Article VIII shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

     C. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section C of Article VIII shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

     D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any such expense, liability or loss, or against any other expense, liability or loss, to the extent permitted under the GCL. The Corporation may also create a trust fund, grant a security interest and/or use other means (including but not limited to, letters of credit, surety bonds and/or use other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein or elsewhere.

                                   ARTICLE IX

                               Amendment to Bylaws

     A. In furtherance and not in limitation of the powers conferred by applicable law, the Board of Directors is expressly authorized and empowered to:

          (1) adopt, alter, amend, change or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be adopted, altered, amended, changed or repealed by the Board of Directors subject to the provisions of this Amended and Restated Certificate of Incorporation, or the stockholders having voting power with respect thereto; provided, further, that, subject to the provisions of Article VI of this Amended and Restated Certificate of

Incorporation, in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal the Bylaws; and

          (2) from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by law.

     B. The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors in this Amended and Restated Certificate of Incorporation or by law; provided, however, that no Bylaws hereafter adopted by the stockholders or otherwise shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

                                    ARTICLE X

                               Shareholder Consent

     Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the
Corporation may be taken by written consent without such a meeting except any action taken upon the signing of a consent in writing by all stockholders of the Corporation having voting power of the then outstanding Voting Stock setting forth the action to be taken. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board, the President of the Corporation.

                                   ARTICLE XI

                              Other Constituencies

     The Board of Directors, when evaluating any (a) tender offer or invitation for tenders or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security of the Corporation or (b) proposal or offer by another party to (i) merge or consolidate the Corporation or any subsidiary with another corporation, (ii) purchase or otherwise acquire all or a substantial portion of the properties or assets of the Corporation or any subsidiary, or sell or otherwise dispose of to the Corporation or any subsidiary all or a substantial portion of the properties or assets of such other party or (iii) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend or recapitalize or reorganize the Corporation, shall be permitted (but not required) to take into account all factors which the Board of Directors deems relevant, including, without limitation, to the extent so deemed relevant the potential impact on employees, customers, suppliers, partners, joint venturer and other constituents of the Corporation and the communities in which the Corporation operates.

                                   ARTICLE XII

                   Amendments to Certificate of Incorporation

     Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time from time to time to amend, alter,  change  or  repeal  any  provision  contained  in  this  Certificate  of
Incorporation, or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIV; provided, however, that any amendment or repeal of Article IX of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; provided further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.



     IN WITNESS HEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer and Chairman of the Board and attested by its Secretary this _______ day of _________, 1999.


                                         SPECTRUM INFORMATION TECHNOLOGIES, INC.



                                         By:____________________________________
                                            Lawrence M. Powers,
                                            Chief Executive Officer and
                                            Chairman of the Board

Attest: ___________________